Exhibit 99.1

Contact: Leah Stearns

Senior Vice President, Treasurer and Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

CONSOLIDATED HIGHLIGHTS

Fourth Quarter 2014

•	Total revenue increased 11.1% to $1,046 million

•	Adjusted EBITDA increased 10.2% to $661 million

•	AFFO increased 16.8% to $442 million

Full Year 2014

•	Total revenue increased 22.0% to $4,100 million

•	Adjusted EBITDA increased 21.8% to $2,650 million

•	AFFO increased 23.5% to $1,815 million

SEGMENT HIGHLIGHTS

Fourth Quarter 2014

•	Domestic rental and management segment revenue increased 9.3% to $681 million

•	International rental and management segment revenue increased 15.9% to $349 million

•	Network development services segment revenue was $16 million

Full Year 2014

•	Domestic rental and management segment revenue increased 20.6% to $2,640 million

•	International rental and management segment revenue increased 24.5% to $1,367 million

•	Network development services segment revenue was $93 million

Boston, Massachusetts – February 23, 2015: American Tower Corporation (NYSE: AMT) today reported financial results for the fourth quarter and full year ended December 31, 2014.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “In 2014, our rental and management segment revenues topped $4 billion for the first time in our history, a 22% increase over the prior year. Our solid top line growth was driven by a combination of continued network expansion and modernization by our tenants around the world, and by our successful construction and acquisition programs, which together added nearly 8,500 new sites in 2014.

Moreover, our recently announced transactions with Verizon, Telecom Italia, and Bharti Airtel are expected to close in the first half of 2015 and will further enhance our strategic positioning in the U.S., Latin America and Africa. We expect that these assets will both strengthen and lengthen the company’s growth trajectory for years to come, as well as advance our global strategy of expanding our business relationships with the world’s leading mobile operators.”

FOURTH QUARTER 2014 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended December 31, 2014 (unless otherwise indicated, all comparative information is presented against the quarter ended December 31, 2013).

•	Total revenue increased 11.1% to $1,046 million, and total rental and management revenue increased 11.5% to $1,030 million.

•	Total rental and management revenue Core Growth was approximately 17.6%, and total rental and management Organic Core Growth was approximately 10.0%.

•	Total rental and management Gross Margin increased 10.2% to $763 million, and total rental and management Gross Margin percentage was 74%.

•	Adjusted EBITDA increased 10.2% to $661 million, Core Growth in Adjusted EBITDA was 17.0%, and Adjusted EBITDA Margin was 63%. Adjusted EBITDA was negatively impacted by one-time SG&A items of approximately $4.9 million.

•	Adjusted Funds From Operations (AFFO) increased 16.8% to $442 million, AFFO per Share increased 15.8% to $1.10, and Core Growth in AFFO was approximately 21.7%

•	Net income attributable to American Tower per basic common share increased 72.0% to $0.43 and Net income attributable to American Tower per diluted common share increased 68.0% to $0.42.

•	Cash provided by operating activities increased 24.3% to $565 million.

Segment Results

Domestic Rental and Management Segment

•	Revenue increased 9.3% to $681 million;

•	Organic Core Growth in revenue was 9.0%;

•	Gross Margin increased 9.4% to $547 million;

•	Gross Margin percentage was 80%;

•	Operating Profit increased 8.8% to $508 million, which represented 73% of total Operating Profit; and

•	Operating Profit Margin was 75%.

International Rental and Management Segment

•	Revenue increased 15.9% to $349 million;

•	Organic Core Growth in revenue excluding pass-through was 12.9%;

•	Organic Core Growth in revenue was 12.6%;

•	Gross Margin increased 12.1% to $216 million;

•	Gross Margin percentage was 62% (85% excluding the impact of $94 million of pass-through revenues);

•	Operating Profit increased 9.9% to $179 million, which represented 26% of total Operating Profit; and

•	Operating Profit Margin was 51% (70%, excluding the impact of $94 million of pass-through revenues).

Network Development Services Segment

•	Revenue was $16 million;

•	Gross Margin was $9 million;

•	Gross Margin percentage was 57%;

•	Operating Profit was $5 million, which represented 1% of total Operating Profit; and

•	Operating Profit Margin was 29%.

FULL YEAR 2014 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the twelve months ended December 31, 2014 (unless otherwise indicated, all comparative information is presented against the twelve months ended December 31, 2013).

•	Total revenue increased 22.0% to $4,100 million and total rental and management revenue increased 21.9% to $4,007 million.

•	Total rental and management revenue Core Growth was approximately 27.5%, and total rental and management revenue Organic Core Growth was approximately 11.1%.

•	Total rental and management Gross Margin increased 19.4% to $2,963 million, and total rental and management Gross Margin percentage was 74%.

•	Adjusted EBITDA increased 21.8% to $2,650 million, Core Growth in Adjusted EBITDA was 27.3%, and the Adjusted EBITDA Margin was 65%.

•	AFFO increased 23.5% to $1,815 million, AFFO per Share increased 23.4% to $4.54, and Core Growth in AFFO was approximately 27.3%.

•	Net income attributable to American Tower per basic common share increased 44.3% to $2.02, and net income attributable to American Tower per diluted common share increased 44.9% to $2.00.

•	Cash provided by operating activities increased 33.5% to $2,135 million.

Segment Results

Domestic Rental and Management Segment

•	Revenue increased 20.6% to $2,640 million;

•	Organic Core Growth in revenue was 9.6%;

•	Gross Margin increased 19.1% to $2,124 million;

•	Gross Margin percentage was 80%;

•	Operating Profit increased 19.0% to $1,999 million, which represented 73% of total Operating Profit; and

•	Operating Profit Margin was 76%.

International Rental and Management Segment

•	Revenue increased 24.5% to $1,367 million;

•	Organic Core Growth in revenue excluding pass-through was 13.1%;

•	Organic Core Growth in revenue was 15.5%;

•	Gross Margin increased 20.2% to $839 million;

•	Gross Margin percentage was 61% (83% excluding the impact of $363 million of pass-through revenues);

•	Operating Profit increased 22.7% to $705 million, which represented 26% of total Operating Profit; and

•	Operating Profit Margin was 52% (70%, excluding the impact of $363 million of pass-through revenues).

Network Development Services Segment

•	Revenue was $93 million;

•	Gross Margin was $56 million;

•	Gross Margin percentage was 60%;

•	Operating Profit was $43 million, which represented 2% of total Operating Profit; and

•	Operating Profit Margin was 46%.

Please refer to “Non-GAAP and Defined Financial Measures” below for definitions of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information below.

INVESTING OVERVIEW

Distributions – In the fourth quarter, the Company declared its fourth quarter common stock distribution as well as a preferred stock dividend payable in February. On January 13, 2015, the Company paid its fourth quarter common stock distribution of $0.38 per share, or a total of approximately $151 million, to common stockholders of record at the close of business on December 16, 2014. On February 16, 2015, the Company paid a dividend of $1.3125 per share, or approximately $8 million, to preferred stockholders of record at the close of business on February 1, 2015.

During the twelve months ended December 31, 2014, the Company declared an aggregate of $1.40 per share in distributions, or a total of approximately $555 million, to its common stockholders. The Company also declared an aggregate of $3.9813 per share, or approximately $24 million, to its preferred stockholders. Subject to the discretion of the Company’s Board of Directors, the Company expects to continue paying regular distributions, the amount and timing of which will be determined by the Board.

Cash Paid for Capital Expenditures – During the fourth quarter of 2014, total capital expenditures of $251 million included:

•	$100 million for discretionary capital projects, including spending to complete the construction of 51 towers and the installation of 15 distributed antenna system networks and 24 shared generators domestically and the construction of 907 towers and the installation of 15 distributed antenna system networks internationally;

•	$43 million to purchase land under the Company’s communications sites;

•	$12 million for start-up capital projects in recently launched markets;

•	$62 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and

•	$34 million for capital improvements and corporate capital expenditures.

During the twelve months ended December 31, 2014, total capital expenditures of $974 million included:

•	$522 million for discretionary capital projects, including spending to complete the construction of 618 towers and the installation of 39 distributed antenna system networks and 530 shared generators domestically and the construction of 2,441 towers and the installation of 35 distributed antenna system networks internationally;

•	$134 million to purchase land under the Company’s communications sites;

•	$26 million for start-up capital projects in recently launched markets;

•	$194 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and

•	$99 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the fourth quarter of 2014, the Company spent $686 million and assumed approximately $261 million of debt for the purchase of 140 towers domestically and 4,625 sites internationally. The international sites included 4,617 sites acquired as part of the Company’s BR Towers acquisition in Brazil, which closed on November 19th, 2014.

Subsequent to the close of the BR Towers acquisition, the Company repaid approximately $122 million in debt that had been assumed as part of the acquisition.

During the twelve months ended December 31, 2014, the Company spent $1,011 million and assumed approximately $458 million of debt for the purchase of 242 towers domestically and 5,075 sites internationally.

During the fourth quarter of 2014, the Company announced that it had entered into definitive agreements to acquire approximately 4,800 communications sites in Nigeria from Airtel for approximately $1.05 billion and approximately 6,500 communications sites from TIM in Brazil for approximately 3.0 billion BRL. In addition, subsequent to the end of the fourth quarter, the Company announced that it had entered into a definitive agreement pursuant to which it will acquire the exclusive right to lease, acquire or otherwise operate and manage up to 11,489 wireless communications sites from Verizon Communications, Inc. (Verizon) in the United States for approximately $5.056 billion. These transactions are expected to close in the first half of 2015.

FINANCING OVERVIEW

Leverage – For the quarter ended December 31, 2014, the Company’s Net Leverage Ratio was approximately 5.4x net debt (total debt less cash and cash equivalents) to fourth quarter 2014 annualized Adjusted EBITDA.

Liquidity – As of December 31, 2014, the Company had approximately $2.7 billion of total liquidity, comprised of approximately $0.3 billion in cash and cash equivalents, plus the ability to borrow an aggregate of approximately $2.4 billion under its revolving credit facilities, net of any outstanding letters of credit.

Upon entering into an agreement for the Verizon transaction in February 2015, the Company obtained commitments to receive up to $5.05 billion in bridge loans to ensure financing for the transaction. After subsequently obtaining $1.75 billion in incremental commitments under its existing bank facilities, the bridge loan commitment was reduced to $3.3 billion.

On February 11, 2015, the Company completed its previously announced redemption of all of its outstanding 4.625% senior notes due 2015, at 100.5898% of the principal amount, plus accrued and unpaid interest. The total aggregate redemption price was approximately $613.6 million, including approximately $10.0 million in accrued interest.

FULL YEAR 2015 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of February 23, 2015. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

Our current full year 2015 outlook excludes the impact of the pending Verizon, TIM and Airtel transactions. Once closed, we expect the annualized year one contributions from the transactions to be as follows:

(in millions)	Revenue	Gross Margin	Incremental SG&A (% of Revenue)
Verizon Wireless	$410	$235	~5%

Airtel Nigeria	$248	$87	~11%

TIM Brazil (in BRL)	435	191	<2%

The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the full year 2015: (a) 2.75 Brazilian Reais; (b) 630.00 Chilean Pesos; (c) 2,400.00 Colombian Pesos; (d) 0.90 Euros; (e) 3.50 Ghanaian Cedi; (f) 62.50 Indian Rupees; (g) 14.75 Mexican Pesos; (h) 3.10 Peruvian Soles; (i) 11.65 South African Rand; and (j) 2,900.00 Ugandan Schillings.

A 5% fluctuation in foreign currency exchange rate assumptions versus the rates assumed in the Company’s 2015 outlook would result in an impact of approximately $72 million in revenues, approximately $39 million in Adjusted EBITDA and approximately $35 million in AFFO, relative to the midpoints of the Company’s 2015 outlook.

($ in millions)	Full Year 2015			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$4,250	to	$4,330	7.1%	11.7%
Adjusted EBITDA(1)	2,820	to	2,900	7.9%	11.7%
AFFO(1)	1,940	to	2,000	8.6%	13.4%
Net Income	945	to	995	20.8%	N/A

(1)	See “Non-GAAP and Defined Financial Measures” below.

The Company’s outlook for total rental and management revenue reflects the following at the midpoint:

•	Domestic rental and management segment revenue of $2,845 million and Organic Core Growth of over 7%; and

•	International rental and management segment revenue of $1,445 million and Organic Core Growth excluding pass-through of nearly 10%. International rental and management segment revenue includes approximately $373 million of pass-through revenue.

The calculation of midpoint Core Growth is as follows:

(Totals may not add due to rounding.)

	Total Rental and Management Revenue	Adjusted EBITDA(1)	AFFO(1)
Outlook midpoint Core Growth	11.7%	11.7%	13.4%

Estimated impact of fluctuations in foreign currency exchange rates	(4.2)%	(3.4)%	(4.6)%
Impact of straight-line revenue and expense recognition	(0.3)%	(0.2)%	—
Impact of significant one-time items	—	(0.1)%	(0.2)%

Outlook midpoint growth	7.1%	7.9%	8.6%

(1)	See “Non-GAAP and Defined Financial Measures” below.

Total Rental and Management Revenue Core Growth Components(1):

(Totals may not add due to rounding.)	Full Year 2015
Organic Core Growth	~8%
Core New Property Growth(2)	~4%

Core Growth	~12%

(1)	Reflects growth at the midpoint of outlook ranges.
(2)	Revenue growth attributable to sites added to the portfolio on or after January 1, 2014.

Outlook for Capital Expenditures:

($ in millions)

(Totals may not add due to rounding.)	Full Year 2015
Discretionary capital projects(1)	$340	to	$380
Ground lease purchases	170	to	190
Start-up capital projects	30	to	40
Redevelopment	155	to	175
Capital improvement	90	to	100
Corporate	15	—	15

Total	$800	to	$900

(1)	Includes the construction of approximately 2,750 to 3,250 communications sites.

Reconciliations of Outlook for Net Income to Adjusted EBITDA:

($ in millions)

(Totals may not add due to rounding.)	Full Year 2015
Net income	$945	to	$995
Interest expense	590	to	620
Depreciation, amortization and accretion	1,065	to	1,075
Income tax provision	95	to	85
Stock-based compensation expense	90	—	90

Other, including other operating expenses, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments and other income (expense)	35	—	35

Adjusted EBITDA	$2,820	to	$2,900

Reconciliations of Outlook for Net Income to AFFO:

($ in millions)

(Totals may not add due to rounding.)	Full Year 2015
Net income	$945	to	$995
Straight-line revenue	(120)	—	(120)
Straight-line expense	32	—	32
Depreciation, amortization and accretion	1,065	to	1,075
Stock-based compensation expense	90	—	90
Non-cash portion of tax provision	11	to	18
Other, including other operating expenses, amortization of deferred financing costs, capitalized interest, debt discounts and premiums, (gain) loss on retirement of long-term obligations, other income (expense), non-cash interest related to joint venture shareholder loans and dividends declared on preferred stock	23	to	26
Capital improvement capital expenditures	(90)	to	(100)
Corporate capital expenditures	(15)	—	(15)

AFFO	$1,940	to	$2,000

Conference Call Information

American Tower will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the fourth quarter and full year ended December 31, 2014 and its outlook for 2015. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 740-9153

International dial-in: (706) 645-9644

Passcode: 74272127

When available, a replay of the call can be accessed until 11:59 p.m. ET on March 3, 2015. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 74272127

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent owner, operator and developer of communications real estate, with a global portfolio of over 75,000 communications sites. For more information about American Tower, please visit the “Earnings Materials” and “Company & Industry Resources” sections of our investor relations website at www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. The Company uses Funds From Operations as defined by the National Association of Real Estate Investment Trusts (NAREIT), referred to herein as NAREIT Funds From Operations.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense, and other operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, gain (loss) on retirement of long-term obligations, other income (expense), net income (loss) attributable to non-controlling interest, income (loss) on equity method investments and income tax benefit (provision). The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. NAREIT Funds From Operations is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends declared on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interest. The Company defines AFFO as NAREIT Funds From Operations before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the non-cash portion of our tax provision, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interest, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines AFFO per Share as AFFO divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in total rental and management revenue, Adjusted EBITDA and AFFO as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Organic Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, significant one-time items and revenue associated with new properties that the Company has added to the portfolio since the beginning of the prior period. The Company defines New Property Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, on the properties the Company has added to its portfolio since the beginning of the prior period, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2015 outlook, foreign currency exchange rates and our expectation regarding the leasing demand for communications real estate. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results, and we cannot control that demand; (2) if our tenants share site infrastructure to a significant degree or consolidate or merge, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) increasing competition for tenants in the tower industry may materially and adversely affect our pricing; (4) competition for assets could adversely affect our ability to achieve our return on investment criteria; (5) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (6) our leverage and debt service obligations may materially and adversely affect us; (7) failure to successfully and efficiently integrate acquired or leased assets, including from the proposed Verizon transaction, into our operations may adversely affect our business, operations and financial condition; (8) our expansion initiatives involve a number of risks and uncertainties that could adversely affect our operating results, disrupt our operations or expose us to additional risk; (9) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (10) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (11) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (12) if we fail to remain qualified as a REIT, we will be subject to tax at corporate income tax rates, which may substantially reduce funds otherwise available; (13) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (14) certain of our business activities may be subject to corporate level income tax and foreign taxes, which reduce our cash flows and may create deferred and contingent tax liabilities; (15) we may need additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our REIT distribution requirements; (16) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (17) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers will be eliminated; (18) restrictive covenants in the agreements related to our securitization transactions, our credit facilities and our debt securities could materially and adversely affect our business by limiting flexibility, and we may be prohibited from paying dividends on our common stock if we fail to pay scheduled dividends on our preferred stock, which may jeopardize our qualification for taxation as a REIT; (19) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (20) we could have liability under environmental and occupational safety and health laws; and (21) our towers, data centers or computer systems may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended September 30, 2014. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2014	December 31, 2013(1)
ASSETS
CURRENT ASSETS:

Cash and cash equivalents	$313,492	$293,576
Restricted cash	160,206	152,916
Short-term investments	6,302	18,612
Accounts receivable, net	198,714	151,165
Prepaid and other current assets	254,622	347,417
Deferred income taxes	14,632	22,401

Total current assets	947,968	986,087

PROPERTY AND EQUIPMENT, net	7,626,817	7,177,728
GOODWILL	4,017,082	3,854,802
OTHER INTANGIBLE ASSETS, net	6,889,331	6,570,119
DEFERRED INCOME TAXES	253,186	266,909
DEFERRED RENT ASSET	1,030,707	918,847
NOTES RECEIVABLE AND OTHER NON-CURRENT ASSETS	566,454	509,173

TOTAL	$21,331,545	$20,283,665

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$90,366	$172,938
Accrued expenses	417,754	421,188
Distributions payable	159,864	575
Accrued interest	130,265	105,751
Current portion of long-term obligations	897,624	70,132
Unearned revenue	233,819	162,079

Total current liabilities	1,929,692	932,663

LONG-TERM OBLIGATIONS	13,711,084	14,408,146
ASSET RETIREMENT OBLIGATIONS	609,035	549,548
OTHER NON-CURRENT LIABILITIES	1,028,382	803,268

Total liabilities	17,278,193	16,693,625

COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock	60	—
Common stock	3,995	3,976
Additional paid-in capital	5,788,786	5,130,616
Distributions in excess of earnings	(837,320)	(1,081,467)
Accumulated other comprehensive loss	(794,221)	(311,220)
Treasury stock	(207,740)	(207,740)

Total American Tower Corporation equity	3,953,560	3,534,165
Noncontrolling interest	99,792	55,875

Total equity	4,053,352	3,590,040

TOTAL	$21,331,545	$20,283,665

(1)	December 31, 2013 balances have been revised to reflect purchase accounting measurement period adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
REVENUES:
Rental and management	$1,029,854	$923,883	$4,006,854	$3,287,090
Network development services	16,460	18,086	93,194	74,317

Total operating revenues	1,046,314	941,969	4,100,048	3,361,407

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management (including stock-based compensation expense of $338, $226, $1,397 and $977, respectively)	269,803	243,277	1,056,177	828,742
Network development services (including stock-based compensation expense of $97, $127, $440 and $567, respectively)	7,216	8,292	38,088	31,131
Depreciation, amortization and accretion	263,546	244,811	1,003,802	800,145

Selling, general, administrative and development expense (including stock-based compensation expense of $18,010, $14,630, $78,316 and $66,594, respectively)	129,105	116,808	446,542	415,545
Other operating expenses	30,665	35,853	68,517	71,539

Total operating expenses	700,335	649,041	2,613,126	2,147,102

OPERATING INCOME	345,979	292,928	1,486,922	1,214,305

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	2,629	11,562	10,547	22,235
Interest income	5,853	4,238	14,002	9,706
Interest expense	(147,481)	(139,380)	(580,234)	(458,296)
Loss on retirement of long-term obligations	(4,920)	(734)	(3,473)	(38,701)
Other expense (including unrealized foreign currency (gains) losses of ($13,273), $60,049, $49,319 and $211,722, respectively)	(7,835)	(58,509)	(62,060)	(207,500)

Total other expense	(151,754)	(182,823)	(621,218)	(672,556)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	194,225	110,105	865,704	541,749
Income tax provision	(12,628)	(36,180)	(62,505)	(59,541)

NET INCOME	181,597	73,925	803,199	482,208
Net loss attributable to noncontrolling interest	(1,210)	26,057	21,711	69,125

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION STOCKHOLDERS	180,387	99,982	824,910	551,333
Dividends declared on preferred stock	(11,813)	—	(23,888)	—

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$168,574	$99,982	$801,022	$551,333

NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation common stockholders	$0.43	$0.25	$2.02	$1.40

Diluted net income attributable to American Tower Corporation common stockholders	$0.42	$0.25	$2.00	$1.38

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	396,553	394,751	395,958	395,040

DILUTED	400,899	398,609	400,086	399,146

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$803,199	$482,208
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	80,153	68,138
Depreciation, amortization and accretion	1,003,802	800,145
Loss on early retirement of long-term obligations	3,379	35,288
Other non-cash items reflected in statement of operations	86,790	231,764
Increase in net deferred rent asset	(83,852)	(115,443)
Decrease (increase) in restricted cash	7,522	(52,717)
Increase in assets	(85,966)	(115,118)
Increase in liabilities	319,562	264,782

Cash provided by operating activities	2,134,589	1,599,047

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(974,404)	(724,532)
Payments for acquisitions	(1,010,637)	(4,461,764)
Net proceeds from sale of assets	15,464	—
Proceeds from sales of short-term investments, available-for-sale securities and other long-term assets	1,434,831	421,714
Payments for short-term investments	(1,395,316)	(427,267)
Deposits, restricted cash and other	(19,486)	18,512

Cash used in investing activities	(1,949,548)	(5,173,337)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayments of) short-term borrowings, net	—	8,191
Borrowings under credit facilities	2,187,000	3,507,000
Proceeds from issuance of senior notes, net	1,415,844	2,221,792
Proceeds from term loan	—	1,500,000
Proceeds from other long-term borrowings	102,070	402,688
Proceeds from issuance of Securities in Securitization transaction, net	—	1,778,496
Repayments of notes payable, credit facilities and capital leases	(3,903,144)	(5,337,339)
Contributions from noncontrolling interest holders, net	9,098	17,447
Purchases of common stock	—	(145,012)
Proceeds from stock options and stock purchase plan	62,276	45,496
Proceeds from the issuance of preferred stock, net	583,105	—
Purchase of preferred stock assumed in an acquisition	(59,111)	—
Payment for early retirement of long-term obligations	(11,593)	(29,234)
Deferred financing costs and other financing activities	(34,670)	(9,273)
Purchase of noncontrolling interest	(64,822)	—
Distributions paid on common stock	(404,631)	(434,687)
Distributions paid on preferred stock	(16,013)	—

Cash (used in) provided by financing activities	(134,591)	3,525,565

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	(30,534)	(26,317)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	19,916	(75,042)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	293,576	368,618

CASH AND CASH EQUIVALENTS, END OF YEAR	$313,492	$293,576

CASH PAID FOR INCOME TAXES, NET	$69,212	$51,676

CASH PAID FOR INTEREST	$548,089	$397,366

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands, except percentages)

Three months ended December 31, 2014
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$680,698	$349,156	$1,029,854	$16,460	$1,046,314
Segment operating expenses(1)	133,942	135,523	269,465	7,119	276,584
Interest income, TV Azteca, net	—	2,629	2,629	—	2,629

Segment Gross Margin	546,756	216,262	763,018	9,341	772,359

Segment selling, general, administrative and development expense(1)	38,267	36,849	75,116	4,593	79,709

Segment Operating Profit	$508,489	$179,413	$687,902	$4,748	$692,650

Segment Operating Profit Margin	75%	51%	67%	29%	66%

Three months ended December 31, 2013
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$622,705	$301,178	$923,883	$18,086	$941,969
Segment operating expenses(1)	123,146	119,905	243,051	8,165	251,216
Interest income, TV Azteca, net(2)	—	11,562	11,562	—	11,562

Segment Gross Margin	499,559	192,835	692,394	9,921	702,315

Segment selling, general, administrative and development expense(1)	32,325	29,585	61,910	2,152	64,062

Segment Operating Profit	$467,234	$163,250	$630,484	$7,769	$638,253

Segment Operating Profit Margin	75%	54%	68%	43%	68%

Twelve months ended December 31, 2014
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$2,639,790	$1,367,064	$4,006,854	$93,194	$4,100,048
Segment operating expenses(1)	515,742	539,038	1,054,780	37,648	1,092,428
Interest income, TV Azteca, net	—	10,547	10,547	—	10,547

Segment Gross Margin	2,124,048	838,573	2,962,621	55,546	3,018,167

Segment selling, general, administrative and development expense(1)	124,944	133,978	258,922	12,469	271,391

Segment Operating Profit	$1,999,104	$704,595	$2,703,699	$43,077	$2,746,776

Segment Operating Profit Margin	76%	52%	67%	46%	67%

Twelve months ended December 31, 2013
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$2,189,365	$1,097,725	$3,287,090	$74,317	$3,361,407
Segment operating expenses(1)	405,419	422,346	827,765	30,564	858,329
Interest income, TV Azteca, net(2)	—	22,235	22,235	—	22,235

Segment Gross Margin	1,783,946	697,614	2,481,560	43,753	2,525,313

Segment selling, general, administrative and development expense(1)	103,989	123,338	227,327	9,257	236,584

Segment Operating Profit	$1,679,957	$574,276	$2,254,233	$34,496	$2,288,729

Segment Operating Profit Margin	77%	52%	69%	46%	68%

(1)	Excludes stock-based compensation expense.
(2)	Includes approximately $8.0 million of interest income received in connection with a partial loan prepayment by TV Azteca.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion	December 31, 2014	Pro Forma December 31, 2014(1)
2013 Credit Facility	$—	$115,000
2013 Term Loan	1,500,000	2,000,000
2014 Credit Facility	1,100,000	1,145,000
3.400% Senior Notes due 2019	1,005,509	1,005,509
3.450% Senior Notes due 2021	646,394	646,394
3.500% Senior Notes due 2023	993,230	993,230
4.500% Senior Notes due 2018	999,631	999,631
4.625% Senior Notes due 2015	599,958	—
4.700% Senior Notes due 2022	698,987	698,987
5.000% Senior Notes due 2024	1,010,834	1,010,834
5.050% Senior Notes due 2020	699,496	699,496
5.900% Senior Notes due 2021	499,474	499,474
7.000% Senior Notes due 2017	500,000	500,000
7.250% Senior Notes due 2019	297,260	297,260

Total unsecured debt at American Tower Corporation	10,550,773	10,610,815

Secured Tower Revenue Securities, Series 2013-1A	500,000	500,000
Secured Tower Revenue Securities, Series 2013-2A	1,300,000	1,300,000
GTP Notes(2)	1,263,983	1,263,983
Unison Notes(3)	203,683	203,683
South African Facility(4)	75,133	75,133
Colombian Credit Facility(4)	83,596	83,596
BR Towers Debentures(4)(5)	118,688	118,688
BR Towers Credit Facility(4)(5)	16,389	16,389
Mexican loan(4)	263,426	263,426
Shareholder loans(6)	137,655	137,655
Capital leases	95,382	95,382

Total secured or subsidiary debt	4,057,935	4,057,935

Total debt	$14,608,708	$14,668,750

Cash and cash equivalents	313,492

Net debt (total debt less cash and cash equivalents)	$14,295,216

(1)	Pro Forma for the following activity in 2015, (i) net borrowings of $115 million under the 2013 credit facility, (ii) net borrowings of $45 million under the 2014 credit facility, (iii) the redemption of all of the outstanding 4.625% senior notes due 2015 in accordance with the terms thereof and (iv) borrowings of $500 million under the 2013 Term Loan.
(2)	The GTP Notes are secured debt and were assumed in connection with the acquisition of MIPT. In August 2014, the Company repaid in full the aggregate principal amount outstanding of $250 million under the Series 2010-1 notes.
(3)	The Unison Notes are secured debt and were assumed in connection with an acquisition.
(4)	Denominated in local currency.
(5)	The BR Towers debt was assumed in connection with the acquisition of BR Towers.
(6)	Reflects balances attributable to minority shareholder loans in the Company’s joint ventures in Ghana and Uganda. The Ghana shareholder loan is denominated in Ghanaian Cedi and the Uganda shareholder loan is denominated in USD.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL (CONTINUED):

Calculation of Net Leverage Ratio ($ in thousands)	Three Months Ended December 31, 2014
Total debt	$14,608,708
Cash and cash equivalents	313,492

Numerator: net debt (total debt less cash and cash equivalents)	$14,295,216

Adjusted EBITDA	$661,264
Denominator: annualized Adjusted EBITDA	2,645,056

Net Leverage Ratio	5.4x

Share count rollforward: (in millions of shares)	Three months ended December 31, 2014
Total common shares, beginning of period	396.4
Common shares repurchased	—
Common shares issued	0.3

Total common shares outstanding, end of period(1)	396.7

(1)	As of December 31, 2014, excludes (a) 3.0 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $46.77 per share; (b) 3.5 million potentially dilutive shares associated with unvested stock options; (c) 1.7 million potentially dilutive shares associated with unvested restricted stock units; and (d) the potentially dilutive common shares associated with the Company’s mandatory convertible preferred stock.

SELECTED STATEMENT OF OPERATIONS DETAIL:

Rental and management straight-line revenue and expense(1):

	Three Months Ended December 31,		Twelve Months Ended December 31,
Domestic straight-line revenue and expense detail:	2014	2013	2014	2013
Straight-line revenue	$20,801	$34,120	$91,490	$125,367
Straight-line expense	$6,229	$5,562	$29,197	$19,225

	Three Months Ended December 31,		Twelve Months Ended December 31,
International straight-line revenue and expense detail:	2014	2013	2014	2013
Straight-line revenue	$6,595	$7,576	$32,226	$22,297
Straight-line expense	$2,435	$2,851	$9,181	$10,507

(1)	In accordance with GAAP, the Company recognizes rental and management revenue and expense related to non-cancellable tenant and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per tenant lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 in the section entitled “Revenue Recognition,” in note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. The above table sets forth a summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition.

	Three Months Ended December 31,		Twelve Months Ended December 31,
International pass-through revenue detail:	2014	2013	2014	2013
Pass-through revenue	$93,707	$83,337	$362,761	$295,547

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands. Totals may not add due to rounding.)

SELECTED STATEMENT OF OPERATIONS DETAIL (CONTINUED):

	Three Months Ended December 31,		Twelve Months Ended December 31,
Prepaid rent detail(1):	2014	2013	2014	2013
Beginning balance	$447,329	$244,037	$326,177	$198,792
Cash	80,750	101,064	285,256	189,057
Amortization(2)	(31,555)	(18,924)	(114,909)	(61,672)

Ending balance	$496,524	$326,177	$496,524	$326,177

(1)	Reflects capital contributions and prepayments associated with long-term tenant leases and amortization of those amounts as GAAP revenue over the terms of the associated leases.
(2)	Includes the impact of fluctuations in foreign currency exchange rates.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Selling, general, administrative and development expense breakout:	2014	2013	2014	2013
Total rental and management overhead	$75,116	$61,910	$258,922	$227,327
Network development services segment overhead	4,593	2,152	12,469	9,257
Corporate and development expenses(1)	31,386	38,116	96,835	112,367
Stock-based compensation expense	18,010	14,630	78,316	66,594

Total	$129,105	$116,808	$446,542	$415,545

(1)	2013 includes approximately $10.0 million of legal-related expenses, most of which were subsequently reimbursed to the Company in 2014. The reimbursements are reflected in the 2014 totals.

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on total rental and management revenue, Adjusted EBITDA and AFFO:

The calculation of Core Growth is as follows:

Three months ended December 31, 2014	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Core Growth	17.6%	17.0%	21.7%
Estimated impact of fluctuations in foreign currency exchange rates	(3.8)%	(3.0)%	(4.2)%
Impact of straight-line revenue recognition	(2.2)%	(3.2)%	—
Impact of material one-time items	—	(0.5)%	(0.8)%

Reported growth	11.5%	10.2%	16.8%

Twelve months ended December 31, 2014	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Core Growth	27.5%	27.3%	27.3%
Estimated impact of fluctuations in foreign currency exchange rates	(3.8)%	(2.8)%	(3.6)%
Impact of straight-line revenue recognition	(1.8)%	(2.8)%	—
Impact of material one-time items	—	0.2%	(0.1)%

Reported growth	21.9%	21.8%	23.5%

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands. Totals may not add due to rounding.)

The components of Core Growth in rental and management revenue are as follows:

Three months ended December 31, 2014	Domestic	International	Total
Organic Core Growth	9.0%	12.6%	10.0%
Core New Property Growth(1)	3.1%	16.1%	7.6%

Core Growth	12.1%	28.7%	17.6%

(1)	Defined as revenue growth associated with properties that the Company has added to the portfolio since the beginning of the prior period.

Twelve months ended December 31, 2014	Domestic	International	Total
Organic Core Growth	9.6%	15.5%	11.1%
Core New Property Growth	13.8%	19.8%	16.5%

Core Growth	23.5%	35.3%	27.5%

SELECTED CASH FLOW DETAIL:

	Three Months Ended December 31,		Twelve Months Ended December 31,
Payments for purchase of property and equipment and construction activities:	2014	2013	2014	2013
Discretionary - capital projects	$100,056	$170,772	$521,543	$381,632
Discretionary - ground lease purchases	42,903	29,326	133,729	83,842
Start-up capital projects	11,542	4,527	25,515	26,660
Redevelopment	62,487	45,710	194,430	120,797
Capital improvements	24,740	20,170	75,041	81,218
Corporate	9,322	5,778	24,146	30,383

Total	$251,050	$276,283	$974,404	$724,532

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Tower Count(1):	As of September 30, 2014	Constructed	Acquired	Adjustments	As of December 31, 2014
United States	28,394	51	140	(19)	28,566
Brazil	6,959	297	4,611	6	11,873
Chile	1,156	2	—	(2)	1,156
Colombia	3,555	35	—	(1)	3,589
Costa Rica	460	3	—	1	464
Germany	2,031	—	—	—	2,031
Ghana	2,022	16	—	—	2,038
India	12,533	499	—	(55)	12,977
Mexico	8,701	6	8	1	8,716
Peru	528	43	—	—	571
South Africa	1,917	1	—	—	1,918
Uganda	1,263	5	—	(3)	1,265

Total	69,519	958	4,759	(72)	75,164

(1)	Excludes in-building and outdoor distributed antenna system networks.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except percentages. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net income	$181,597	$73,925	$803,199	$482,208
Income tax provision	12,628	36,180	62,505	59,541
Other expense	7,835	58,509	62,060	207,500
Loss on retirement of long-term obligations	4,920	734	3,473	38,701
Interest expense	147,481	139,380	580,234	458,296
Interest income	(5,853)	(4,238)	(14,002)	(9,706)
Other operating expenses	30,665	35,853	68,517	71,539
Depreciation, amortization and accretion	263,546	244,811	1,003,802	800,145
Stock-based compensation expense	18,445	14,983	80,153	68,138

Adjusted EBITDA	$661,264	$600,137	$2,649,941	$2,176,362

Divided by total revenue	1,046,314	941,969	4,100,048	3,361,407

Adjusted EBITDA Margin	63%	64%	65%	65%

The reconciliation of net income to NAREIT Funds From Operations and the calculation of AFFO and AFFO per Share are presented below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net Income	$181,597	$73,925	$803,199	$482,208
Real estate related depreciation, amortization and accretion	222,548	215,964	878,714	701,292
Losses from sale or disposal of real estate and real estate related impairment charges	15,305	23,645	18,160	32,475
Dividends declared on preferred stock	(11,813)	—	(23,888)	—
Adjustments for unconsolidated affiliates and noncontrolling interest	(7,177)	18,841	(1,815)	41,000

NAREIT Funds From Operations	400,460	332,375	1,674,370	1,256,975

Straight-line revenue	(27,396)	(41,696)	(123,716)	(147,664)
Straight-line expense	8,664	8,413	38,378	29,732
Stock-based compensation expense	18,445	14,983	80,153	68,138
Non-cash portion of tax provision	(4,205)	7,676	(6,707)	7,865

Non-real estate related depreciation, amortization and accretion	40,998	28,847	125,088	98,853
Amortization of deferred financing costs, capitalized interest and debt discounts and premiums and long-term deferred interest charges(1)	3,489	906	8,622	22,955
Other expense(2)	7,835	58,509	62,060	207,500
Loss on retirement of long-term obligations	4,920	734	3,473	38,701
Other operating expense(3)	15,360	12,208	50,357	39,064
Capital improvement capital expenditures	(24,740)	(20,170)	(75,041)	(81,218)
Corporate capital expenditures	(9,323)	(5,778)	(24,146)	(30,383)
Adjustments for unconsolidated affiliates and noncontrolling interest	7,177	(18,841)	1,815	(41,000)

AFFO	$441,684	$378,166	$1,814,706	$1,469,518

Divided by weighted average diluted shares outstanding	400,899	398,609	400,086	399,146
AFFO per Share	$1.10	$0.95	$4.54	$3.68

(1)	Includes accrued non-cash interest expense attributable to joint-venture loans.
(2)	Primarily includes unrealized loss on foreign currency exchange rate fluctuations.
(3)	Primarily includes impairments and transaction related costs.